UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 21, 2012

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

 (Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa  52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2012, the Lee Enterprises, Incorporated (the “Company”) Board of Directors’ Executive Compensation Committee (“ECC”) approved  discretionary bonuses for Mary E. Junck, Chairman, President and Chief Executive Officer, and  Carl G. Schmidt, Vice President, Chief Financial Officer and Treasurer, in the amounts of $500,000 and $250,000, respectively, related to the Company’s successful completion of its refinancing initiative.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on March 21, 2012. Brent Magid, William E. Mayer, Gregory P. Schermer and Mark B. Vittert were elected as directors for three-year terms expiring at the 2015 annual meeting.

Votes were cast for nominees for director as follows:

	For	Withheld	Broker Non-Votes
Brent Magid	12,297,015	5,220,642	19,347,607
William E. Mayer	12,236,809	5,280,848	19,347,607
Gregory P. Schermer	12,380,215	5,137,442	19,347,607
Mark B. Vittert	12,210,883	5,306,774	19,347,607

The stockholders ratified the Audit Committee of the Board of Director's appointment of KPMG LLP to serve as the independent registered public accounting firm to audit the Company's financial statements for the 2012 fiscal year, and votes were cast as follows:

	For	Against	Abstain
Ratify Selection of KPMG LLP	36,181,516	388,326	295,422

The stockholders approved the grant to the Board of Directors of the discretionary authority to effect a reverse stock split, and votes were cast as follows:

	For	Against	Abstain
To grant the Board of Directors the discretionary authority to effect a reverse stock split	32,749,960	3,786,442	328,862

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: March 27, 2012	By:
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

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